SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2005

ACTIVE POWER, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30939

(Commission File Number)

Delaware	74-2961657

(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas	78758

(Address of Principal Executive Offices)	(Zip Code)

(512) 836-6464

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐   Yes           ☒   No

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

          On November 22, 2005, Active Power, Inc. entered into a letter agreement with Sriram Sivaram, its Vice President of Sales and Service, that sets forth the terms and conditions of Mr. Sivaram’s resignation from his position with Active Power  The letter agreement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

          Pursuant to the letter agreement, Mr. Sivaram agreed that his resignation would be effective on January 31, 2006 and that he would remain a consultant to Active Power through June 30, 2006 to help with the transition in the sales department.  Mr. Sivaram also agreed to a general release of Active Power from any and all claims he has or may have against Active Power.  Active Power agreed to pay Mr. Sivaram an amount coincident with his achievement of certain objectives relating to our sales department.

Item 9.01.     Exhibits and Financial Statements.

(c)     Exhibits

Exhibit 99.1	Letter Agreement dated November 22, 2005 by and between Registrant and Sriram Sivaram

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2005	ACTIVE POWER, INC.

	By:	/s/ Joseph F. Pinkerton III

Joseph F. Pinkerton III
Chairman of the Board and
Chief Executive Officer